                                                                Ex. 99(m)(i)

                        MANUFACTURERS INVESTMENT TRUST
                                RULE 12b-1 PLAN
                                 SERIES I SHARES
                          (FORMERLY, CLASS A SHARES)

      Manufacturers Investment Trust (the "Trust"), a Massachusetts business trust, hereby adopts the following plan (the "Plan") for Class A Shares of the Trust (the "Shares") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), on behalf of each of the portfolios of the Trust listed in Appendix A (the "Portfolios").

1.    AMOUNT AND PAYMENT OF PLAN FEES

            Each Portfolio shall accrue daily a fee under the Plan at an annual rate of up to 0.15% of its net assets in respect of the Shares (the "Plan Fee") and shall pay the Plan Fee daily to the Trust's distributor, Manufacturers Financial Securities LLC or its successor (the "Distributor").

2.    USE OF PLAN FEES

            To the extent consistent with applicable laws, regulations and rules, the Distributor may use Plan Fees:

            (i)   for any expenses relating to the distribution of the Shares,

            (ii) for any expenses relating to shareholder or administrative services for holders of the Shares or owners of contracts funded in insurance company separate accounts that invest in the Shares and

            (iii) for the payment of "service fees" that come within Rule
                  2830(d)(5) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

      Without limiting the foregoing, the Distributor may pay all or part of the Plan Fees from a Portfolio to one or more affiliated and unaffiliated insurance companies that have issued variable insurance contracts for which the Portfolio serves as an investment vehicle as compensation for providing some or all of the types of services described in the preceding sentence; this provision, however, does not obligate the Distributor to make any payments of Plan Fees and does not limit the use that the Distributor may make of the Plan Fees it receives. This Plan does not require the Distributor to perform, or to cause any other person to perform, any specific type or level of distribution or other activities or to incur, or to cause any other person to incur, any specific type or level of expenses for distribution or other activities.

3.    OTHER PAYMENTS AUTHORIZED

            This Plan authorizes any payments in addition to Plan Fees made by a Portfolio to the Distributor or any of its affiliates, including the payment of any management or advisory fees, which may be deemed to be an indirect financing of distribution costs.

            This Plan also authorizes the direction, payment, allocation and reallocation to any person of brokerage commission ("Allocations") on transactions in portfolio securities for a Portfolio ("Transactions") to the extent (i) the Allocations may be deemed to entail a direct or indirect financing of distribution costs because the Allocations are made in circumstances in which sales of annuity, insurance or pension products for which Trust Portfolios serve as investment options may be considered as a factor ("Sales Factor") and (ii) the Transactions are ones that would have been effected in the absence of the Sales Factor and are conducted in a manner consistent with the procedures and limitations set forth in the Trust's registration statement.

4.    REPORTING

            The Distributor shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, written reports setting forth all Plan expenditures, and the purposes for those expenditures.

5.    RELATED AGREEMENTS

            Each agreement related to the Plan shall contain the provisions required by the Rule.

6.    AMENDMENT; CONTINUATION; TERMINATION

            The Plan may not be amended to increase materially the amount to be spent by a Portfolio without such shareholder approval as is required by the Rule. All material amendments of the Plan must be approved in the manner described in the Rule. The Plan shall continue in effect (i) with respect to a Portfolio only so long as the Plan is specifically approved for that Portfolio at least annually as provided in the Rule and (ii) only while (a) a majority of the Trustees are not interested persons (as defined in the Act) of the Trust, (b) incumbent disinterested Trustees select and nominate any new disinterested Trustees of the Trust and (c) any person who acts as legal counsel for the disinterested Trustees is an independent legal counsel. The Plan may be terminated with respect to any Portfolio at any time as provided in the Rule.

7.    LIMITATION OF LIABILITY

            The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the obligations of this instrument are not binding upon any of the Trustees of the Trust or the shareholders of the Trust individually, but are binding only upon the assets belonging to Class A shares of the Trust, or the particular Portfolio of the Trust in question, as the case may be.

            Approved by the Trustees of the Trust on September 21, 2001, as amended April 4, 2002.

                                   APPENDIX A


  Internet Technologies        Growth Trust               Total Return Trust
  Trust                        Large Cap Growth           Investment Quality
  Pacific Rim Emerging         Trust                      Bond Trust
  Markets Trust                All Cap Value Trust        Diversified Bond Trust
  Telecommunications Trust     Capital                    U.S. Government
  Science & Technology         Opportunities Trust        Securities Trust
  Trust                        Quantitative Equity        Money Market Trust
  International Small Cap      Trust                      Small Cap Index Trust
  Trust                        Blue Chip Growth           International Index
  Health Sciences Trust        Trust                      Trust
  Aggressive Growth Trust      Utilities Trust            Mid Cap Index Trust
  Emerging Small Company       Real Estate                Total Stock Market
  Trust                        Securities Trust           Index Trust
  Small Company Blend Trust    Small Company Value        500 Index Trust
  Dynamic Growth Trust         Trust                      Small-Mid Cap Growth
  Mid Cap Growth Trust         Mid Cap Value Trust        Trust
  Mid Cap Opportunities        Value Trust                Small-Mid Cap Trust
  Trust                        Tactical Allocation        International Equity
  Mid Cap Stock Trust          Trust                      Select Trust
  All Cap Growth Trust         Fundamental Value          Select Growth Trust
  Financial Services Trust     Trust                      Global Equity Select
  Overseas Trust               Growth & Income Trust      Trust
  International Stock Trust    U.S. Large Cap Value       Core Value Trust
  International Value Trust    Trust                      High Grade Bond Trust
  Capital Appreciation         Equity-Income Trust
  Trust                        Income & Value Trust
  Strategic Opportunities      Balanced Trust
  Trust                        High Yield Trust
  Quantitative Mid Cap         Strategic Bond Trust
  Trust                        Global Bond Trust
  Global Equity Trust
  Strategic Growth Trust

     [all portfolios except the Lifestyle Trusts and the Equity Index Trust]

                         MANUFACTURERS INVESTMENT TRUST
                                 RULE 12b-1 PLAN
                                SERIES II SHARES
                           (FORMERLY, CLASS B SHARES)

      Manufacturers Investment Trust (the "Trust"), a Massachusetts business trust, hereby adopts the following plan (the "Plan") for Series II Shares of the Trust (the "Shares") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), on behalf of each of the portfolios of the Trust listed in Appendix A (the "Portfolios").

1.    AMOUNT AND PAYMENT OF PLAN FEES

            Each Portfolio shall accrue daily a fee under the Plan at an annual rate of up to 0.35% of its net assets in respect of the Shares (the "Plan Fee") and shall pay the Plan Fee daily to the Trust's distributor, Manufacturers Financial Securities, LLC or its successor (the "Distributor").

2.    USE OF PLAN FEES

            To the extent consistent with applicable laws, regulations and rules, the Distributor may use Plan Fees:

            (i)   for any expenses relating to the distribution of the Shares,

            (ii) for any expenses relating to shareholder or administrative services for holders of the Shares or owners of contracts funded in insurance company separate accounts that invest in the Shares and

            (iii) for the payment of "service fees" that come within Rule
                  2830(d)(5) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

      Without limiting the foregoing, the Distributor may pay all or part of the Plan Fees from a Portfolio to one or more affiliated and unaffiliated insurance companies that have issued variable insurance contracts for which the Portfolio serves as an investment vehicle as compensation for providing some or all of the types of services described in the preceding sentence; this provision, however, does not obligate the Distributor to make any payments of Plan Fees and does not limit the use that the Distributor may make of the Plan Fees it receives. This Plan does not require the Distributor to perform, or to cause any other person to perform, any specific type or level of distribution or other activities or to incur, or to cause any other person to incur, any specific type or level of expenses for distribution or other activities.

3.    OTHER PAYMENTS AUTHORIZED

            This Plan authorizes any payments in addition to Plan Fees made by a Portfolio to the Distributor or any of its affiliates, including the payment of any management or advisory fees, which may be deemed to be an indirect financing of distribution costs.

            This Plan also authorizes the direction, payment, allocation and reallocation to any person of brokerage commission ("Allocations") on transactions in portfolio securities for a Portfolio ("Transactions") to the extent (i) the Allocations may be deemed to entail a direct or indirect financing of distribution costs because the Allocations are made in circumstances in which sales of annuity, insurance or pension products for which Trust Portfolios serve as investment options may be considered as a factor ("Sales Factor") and (ii) the Transactions are ones that would have been effected in the absence of the Sales Factor and are conducted in a manner consistent with the procedures and limitations set forth in the Trust's registration statement.

4.    REPORTING

            The Distributor shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, written reports setting forth all Plan expenditures, and the purposes for those expenditures.

5.    RELATED AGREEMENTS

            Each agreement related to the Plan shall contain the provisions required by the Rule.

6.    AMENDMENT; CONTINUATION; TERMINATION

            The Plan may not be amended to increase materially the amount to be spent by a Portfolio without such shareholder approval as is required by the Rule. All material amendments of the Plan must be approved in the manner described in the Rule. The Plan shall continue in effect (i) with respect to a Portfolio only so long as the Plan is specifically approved for that Portfolio at least annually as provided in the Rule and (ii) only while (a) a majority of the Trustees are not interested persons (as defined in the Act) of the Trust, (b) incumbent disinterested Trustees select and nominate any new disinterested Trustees of the Trust and (c) any person who acts as legal counsel for the disinterested Trustees is an independent legal counsel. The Plan may be terminated with respect to any Portfolio at any time as provided in the Rule.

7.    LIMITATION OF LIABILITY

            The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the obligations of this instrument are not binding upon any of the Trustees of the Trust or the shareholders of the Trust individually, but are binding only upon the assets belonging to Class B shares of the Trust, or the particular Portfolio of the Trust in question, as the case may be.

          Approved by the Trustees of the Trust on September 21, 2001,
                            as amended April 4, 2002

                                   APPENDIX A

Internet Technologies           Growth Trust              Total Return Trust
Trust                           Large Cap Growth          Investment Quality
Pacific Rim Emerging            Trust                     Bond Trust
Markets Trust                   All Cap Value Trust       Diversified Bond Trust
Telecommunications Trust        Capital                   U.S. Government
Science & Technology            Opportunities Trust       Securities Trust
Trust                           Quantitative Equity       Money Market Trust
International Small Cap         Trust                     Small Cap Index Trust
Trust                           Blue Chip Growth          International Index
Health Sciences Trust           Trust                     Trust
Aggressive Growth Trust         Utilities Trust           Mid Cap Index Trust
Emerging Small Company          Real Estate               Total Stock Market
Trust                           Securities Trust          Index Trust
Small Company Blend Trust       Small Company Value       500 Index Trust
Dynamic Growth Trust            Trust                     Small-Mid Cap Growth
Mid Cap Growth Trust            Mid Cap Value Trust       Trust
Mid Cap Opportunities           Value Trust               Small-Mid Cap Trust
Trust                           Tactical Allocation       International Equity
Mid Cap Stock Trust             Trust                     Select Trust
All Cap Growth Trust            Fundamental Value         Select Growth Trust
Financial Services Trust        Trust                     Global Equity Select
Overseas Trust                  Growth & Income Trust     Trust
International Stock Trust       U.S. Large Cap Value      Core Value Trust
International Value Trust       Trust                     High Grade Bond Trust
Capital Appreciation            Equity-Income Trust
Trust                           Income & Value Trust
Strategic Opportunities         Balanced Trust
Trust                           High Yield Trust
Quantitative Mid Cap            Strategic Bond Trust
Trust                           Global Bond Trust
Global Equity Trust
Strategic Growth Trust

     [all portfolios except the Lifestyle Trusts and the Equity Index Trust]